NEITHER THIS WARRANT REPRESENTED BY THIS CERTIFICATE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED OR QUALIFIED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OF THE SECURITIES UNDER SAID ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH SALE OR TRANSFER OF SUCH SECURITIES IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES LAWS.

WARRANT to Purchase COMMON SHARES of

HOUSTON AMERICAN ENERGY CORP.

No. 2017-___	May 3, 2017

THIS CERTIFIES that, for value received, ______________________________________ (together with its successors and assigns, the “Holder”) is entitled, subject to the terms and conditions set forth below, to subscribe for and purchase ___________________________________________________________ (___________) fully paid and non-assessable Common Shares (as defined below) of Houston American Energy Corp., a Delaware corporation (together with its successors and assigns, the “Company”), subject to adjustment in accordance with Section 2.7, at a purchase price per Common Share equal to $0.43 per share (the “Exercise Price”).

This warrant (this “Warrant”) is exercisable on or after the date hereof and expires at 5:00 p.m., Houston, Texas time, on the Expiration Date (as defined below).

This Warrant is one of a series of Warrants issued as part of units with 12.0% Series B Convertible Preferred Stock of the Company pursuant to Securities Purchase Agreements, dated on or about the date hereof, between the Company and the initial Holders.

ARTICLE I
Definitions

1.1 Definitions. As used herein, the following terms shall have the meanings set forth below:

“Commission” shall mean the U.S. Securities and Exchange Commission or any other United States Federal agency administering the Securities Act and/or the Exchange Act at the time.

“Common Shares” shall mean and include the shares of common stock of the Company, par value $0.001 per share, or any such other securities (equity or debt) into which or for which such shares are converted, substituted or exchanged.

“Company” shall have the meaning set forth in the introduction hereto.

“Convertible Securities” shall mean debt instruments, units, interests or other securities which are convertible into or exercisable or exchangeable for, with or without payment of additional consideration in cash or property into, Common Shares, either immediately or upon a specified date or the happening of a specified event.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Exercise Date” shall have the meaning set forth in Section 2.1.

“Exercise Price” shall have the meaning set forth in the preamble hereto, as may be adjusted from time to time.

“Expiration Date” shall mean the date that is 9 months from the date of issuance of this Warrant.

“Holder” shall have the meaning set forth in the preamble hereto.

HUSA – Warrant (2017 Unit Offering)

“Registrable Securities” shall mean (i) the Warrant Shares (whether or not the related Warrants have been exercised) and (ii) any other securities issued or issuable with respect to the Warrants or Warrant Shares by way of stock dividends or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) they are sold pursuant to an effective Registration Statement under the Securities Act, (B) they are sold pursuant to Rule 144 (or any similar provision then in force under the Securities Act) and the transferee thereof does not receive “restricted securities” as defined in Rule 144, (C) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities in accordance with Section 3.3 of this Warrant, or (D) they become eligible for resale pursuant to Rule 144(d) (or any similar rule then in effect). No Registrable Securities may be registered under more than one Registration Statement at any one time.

“Securities Act” shall mean the United States Securities Act of 1933, as amended, or any successor United States Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Warrant” shall have the meaning set forth in the introduction hereto.

“Warrant Office” shall have the meaning set forth in Section 3.1.

“Warrant Shares” shall mean the Common Shares into which this Warrant may be exercised.

1.2 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Holder hereunder shall be prepared, in accordance with accounting principles generally accepted in the United States (“GAAP”). All calculations made for the purposes of determining compliance with the terms of this Warrant shall (except as otherwise expressly provided herein) be made by application of GAAP.

1.3 Rules of Construction. The title of and the section and paragraph headings in this Warrant are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Warrant. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Warrant has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. In the case of this Warrant, (a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms; (b) Annex, Exhibit, Schedule and Section references are to this Warrant unless otherwise specified; (c) the term “including” is not limiting and means “including but not limited to”; (d) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including”; (e) unless otherwise expressly provided in this Warrant, (i) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of the Warrant, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation; and (f) this Warrant may use several different limitations, tests or measurements to regulate the same or similar matters, all of which are cumulative and each shall be performed in accordance with its terms.

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ARTICLE II
Exercise of Warrants

2.1 Method of Exercise.

(a) This Warrant may be exercised in whole or in part by the Holder hereof at any time on or after the date hereof, and from time to time, before 5:00 p.m., Houston, Texas time, on the Expiration Date. To exercise this Warrant, the Holder hereof shall deliver to the Company, at the Warrant Office designated herein, (i) a written notice in the form of the Subscription Notice attached as Exhibit A hereto, stating therein the election of such Holder to exercise this Warrant in the manner provided in the Subscription Notice, (ii) payment in full of the Exercise Price as provided in Section 2.1(b), and (iii) this Warrant. This Warrant shall be deemed to be exercised on the date of receipt by the Company of the Subscription Notice, accompanied by payment for the Warrant Shares and surrender of this Warrant, and such date is referred to herein as the “Exercise Date.” If the Holder exercises this Warrant as set forth herein, then the Company shall, as promptly as practicable and in any event within 5 business days after the Exercise Date, issue and deliver, or cause to be issued and delivered, to such Holder a certificate or certificates for the full number of Warrant Shares set forth in the Subscription Agreement. As permitted by applicable law, the Person in whose name the certificates for Common Shares are to be issued shall be deemed to have become a holder of record of such Common Shares on the Exercise Date and shall be entitled to all of the benefits of such holder on the Exercise Date, including the right to receive dividends and other distributions for which the record date falls on or after the Exercise Date and to exercise voting rights.

(b) The Holder shall pay the Exercise Price for all Warrant Shares purchased hereunder in full in cash or by certified check or wire transfer of immediately available funds.

2.2 Warrant Shares. The maximum number of Common Shares that Holder is entitled to purchase hereunder shall be _________ shares, as may be adjusted, on the terms and conditions set forth herein.

2.3 Expenses and Taxes. The Company shall pay all expenses and taxes (including all documentary, stamp, transfer or other transactional taxes) attributable to the preparation, issuance or delivery of this Warrant and of the Common Shares issuable upon exercise of this Warrant, other than income taxes.

2.4 Reservation of Common Shares. So long as this Warrant remains outstanding, the Company shall reserve, free from preemptive or similar rights, out of its authorized but unissued Common Shares, and solely for the purpose of effecting the exercise of this Warrant, a sufficient number of Common Shares to provide for the exercise of this Warrant.

2.5 Valid Issuance. All Common Shares issued upon exercise of this Warrant will, upon payment of the Exercise Price and issuance by the Company, be duly authorized, validly and legally issued, fully paid and nonassessable and free and clear of all taxes, liens, security interests, charges and other encumbrances or restrictions with respect to the issuance thereof and, without limiting the generality of the foregoing, the Company shall take all actions necessary to ensure such result and shall not take any action which will cause a contrary result.

2.6 Acknowledgment of Rights. At the time of the exercise of this Warrant in accordance with the terms hereof and upon the written request of the Holder hereof, the Company will acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; provided, however, that if the Holder hereof shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

2.7 Adjustment of Number of Shares. To prevent dilution of the rights granted under this Warrant, the Exercise Price and the number of Common Shares purchasable hereunder are subject to adjustment from time to time as follows:

(a) Conversion or Redemption of Common Shares. Should all of the Common Shares be at any time prior to the Expiration Date redeemed, exchanged, substituted or converted into shares or any other security of the Company, then this Warrant shall become immediately exercisable prior to such event for that number of Common Shares equal to the number of Common Shares that would have been received if this Warrant had been exercised in full and the Common Shares received thereupon had been simultaneously converted immediately prior to such event, and the Exercise Price shall immediately be adjusted to equal the quotient obtained by dividing (i) the aggregate Exercise Price of the maximum number of shares of Common Shares for which this Warrant was exercisable immediately prior to such conversion, exchange, substitution or redemption, by (ii) the number of shares of Common Shares for which this Warrant is exercisable immediately after such conversion, exchange, substitution or redemption.

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(b) Offer. If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be an offer for all of the Common Shares whether in the form of cash, securities or otherwise, then, as a part of such offer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities of the offeror that a holder of the Common Shares issuable upon exercise of this Warrant would have been entitled to receive in such offer if this Warrant had been exercised immediately before such offer, all subject to further adjustment as provided in this Section 2.7. The foregoing provisions of this Section 2.7(b) shall similarly apply to successive offers and to the shares that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such offer is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(c) Reclassification. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 2.7. No adjustment shall be made pursuant to this Section 2.7(c), upon any conversion, exchange, substitution or redemption of the Common Shares that is the subject of Section 2.7(a).

(d) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or consolidate the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination and the number of Common Shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of all Common Shares issuable upon exercise of this Warrant shall remain unchanged.

(e) Adjustments for Dividends in Shares or Other Securities or Property. If while this Warrant remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional shares or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional shares or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional shares available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 2.7.

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(f) Other Dilutive Events. In case any event shall occur as to which the provisions of this Section 2.7 are not strictly applicable, but the failure to make any adjustment would not fairly protect the purchase rights presented by the Warrants in accordance with the essential intent and principles of this Section 2.7, then, in each such case, the Company shall make a good faith adjustment to the Exercise Price and the number of Common Shares in accordance with the intent of this Section 2.7 and, upon the written request of the Holder, shall appoint an independent financial expert, which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles of this Section 2.7.

(g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 2.7, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments, (ii) the Exercise Price at the time in effect, and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

(h) No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2.7 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

2.8 No Fractional Common Shares. The Company shall not be required to issue any fractional Common Share on the exercise of this Warrant. The number of full Common Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole Common Shares purchasable on exercise of this Warrant so presented. If any fraction of a Common Shares would, except for the provisions of this Section 2.8, be issuable on the exercise of this Warrant, the Company shall round up the total number of Common Shares purchasable hereunder to the next whole Common Share.

ARTICLE III
Transfer

3.1 Warrant Office. The Company shall maintain an office for certain purposes specified herein (the “Warrant Office”), which office shall be the Company’s principal executive offices, and may subsequently be such other office of the Company or of any transfer agent of the Common Shares as to which written notice has previously been given to the Holder. The Company shall maintain, at the Warrant Office, a register for this Warrant in which the Company shall record (a) the name and address of the Person in whose name this Warrant has been issued (as well as the name and address of each permitted assignee of the rights of the registered owner hereof) and (b) the number of Warrant Shares issuable upon the exercise or exchange hereof.

3.2 Ownership of Warrant. The Company may deem and treat the Person in whose name this Warrant is registered as the Holder and owner hereof until provided with written notice to the contrary.

3.3 Restrictions on Transfer of Warrant.

(a) The Warrant and the Warrant Shares are not transferable directly or indirectly, in whole or in part, except in the case of any transfer that is in compliance with applicable U.S. federal and state securities laws, including the Securities Act. Any transfers of the Warrant will be without charge to the Holder except that any securities transfer taxes due on transfer of the Warrant will be paid by Holder. Restrictive legends setting forth the above restrictions on transfer will be set forth on any Warrant Shares issued on exercise of the Warrant.

(b) Subject to Section 3.3(a), the Holder may assign, convey or transfer this Warrant and any rights hereunder without the prior written consent of the Company to any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Holder or the parent of the Holder, or a successor in interest to the Holder which acquires the voting control of the Holder or all or substantially all of the Holder’s assets. The rights and obligations of the Company and the Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

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ARTICLE IV
Miscellaneous

4.1 Entire Agreement. This Warrant contains the entire agreement between the Holder hereof and the Company with respect to the Warrant Shares purchasable upon exercise hereof and the related transactions and supersede all prior arrangements or understandings with respect thereto.

4.2 Governing Law. This Warrant shall be a contract made under and governed by the internal laws of the State of Texas applicable to contracts made and to be performed entirely within such state, without regard to conflict of law principles.

4.3 Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof. Any term or provision of this Warrant may be amended or supplemented at any time by agreement of the Holder hereof and the Company. Any waiver of any term or condition, or any amendment or supplementation, of this Warrant shall be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Warrant shall not in any way affect, limit or waive a party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Warrant.

4.4 Severability. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

4.5 Copy of Warrants. A copy of this Warrant shall be filed among the records of the Company.

4.6 Notice. Any notice or other document required or permitted to be given or delivered to the Holder hereof shall be in writing and delivered at, or sent by certified or registered mail or by facsimile to such Holder at, the last address shown on the books of the Company maintained at the Warrant Office for the registration of this Warrant or at any more recent address of which the Holder hereof shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail or by facsimile to, the Warrant Office.

4.7 Limitation of Liability; Rights as a Shareholder. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase Common Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or consent to or to receive notice as a shareholder of the Company, in respect of any matters whatsoever.

4.8 Exchange, Loss, Destruction, etc. of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft or destruction upon delivery of an appropriate affidavit in such form as shall be reasonably satisfactory to the Company and include reasonable indemnification of the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this Section 4.8 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all taxes (other than securities transfer taxes or income taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section.

[The Remainder of this Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name.

Dated: May 3, 2017.

HOUSTON AMERICAN ENERGY CORP.

By:
Name:	John P. Boylan
Title:	President

THIS IS A SIGNATURE PAGE TO THE WARRANT

HUSA – Warrant (2017 Unit Offering)

EXHIBIT A

SUBSCRIPTION NOTice

Date: _______________, 2017

Houston American Energy Corp.

801 Travis St., Suite 1425

Houston, TX 77002

Attention: John P. Boylan

Ladies and Gentlemen:

The undersigned (the “Purchaser”) hereby elects to exercise this Warrant issued to it by Houston American Energy Corp. (the “Company”) and dated as of May 3, 2017 (the “Warrant”) and to purchase thereunder _____________ shares of Common Stock of the Company (the “Common Shares”) at a purchase price of $0.43 per Share, or an aggregate purchase price of $__________ (the “Purchase Price”).

In connection with the exercise of the Warrant, the Purchaser hereby represents, warrants, covenants and agrees as follows:

(a) Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (together with the rules and regulations promulgated by the Securities and Exchange Commission thereunder, the “Securities Act”).

(a) Investment Experience. The Purchaser has sufficient knowledge and experience in business, financial and investment matters so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof.

(b) Company Information; No General Solicitation. The Purchaser had access to such information regarding the Company and its affairs as is necessary to enable it to evaluate the merits and risks of an investment in restricted securities of the Company and has had a reasonable opportunity to ask questions and receive answers and documents concerning the Company and its current and proposed operations, financial condition, business, business plans and prospects. The Purchaser has not been offered any of the Common Shares by any means of general solicitation or advertising.

(c) Acquisition for Own Account. The Common Shares being issued to and acquired by the Purchaser are being acquired by it for its own account for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof. The Purchaser understands that it must bear the economic risk of such investment indefinitely, and hold the Common Shares indefinitely, unless a subsequent disposition of the Common Shares is registered pursuant to the Securities Act, or an exemption from such registration is available. The Purchaser further understands that there is no assurance that any exemption from the Securities Act will be available or, if available, that such exemption will allow it to dispose of or otherwise transfer any or all of the Common Shares under the circumstances, in the amounts or at the times the Purchaser might propose.

(d) Restricted Securities.

(i) The Purchaser understands and acknowledges that none of the offer, issuance or sale of the Common Shares has been registered under the Securities Act in reliance on an exemption from the registration requirements of the Securities Act.

HUSA – Warrant (2017 Unit Offering)

(ii) The Purchaser understands and acknowledges that the Common Shares may be subject to additional restrictions on transfer under state and/or federal securities laws.

Pursuant to the terms of the Warrant, the undersigned has delivered the Purchase Price herewith in full in cash, by certified check or wire transfer pursuant to the provisions thereof.

Very truly yours,

[Holder]

By:
Name:
Title:

HUSA – Warrant (2017 Unit Offering)